UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

AMERICAN BIO MEDICA CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABMC	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The American Bio Medica Corporation (the “Company”) Annual Meeting (the “Annual Meeting”) was held on June 23, 2022 at the Company’s corporate offices in Kinderhook, New York. 24,930,930 shares of common stock, or 51.83% of the total shares of stock outstanding as of the record date of April 26, 2022, were present at the Annual Meeting in person or by proxy constituting a quorum.

At the Annual Meeting, stockholders voted on the following proposals and cast their vote as follows:

PROPOSAL NUMBER 1 – RATIFICATION OF AUDITORS

For	Percent	Against	Percent	Abstain	Percent	Broker Non-Votes
24,426,215	97.97%	478,214	1.92%	26,501	0.11%	0

PROPOSAL NUMBER 2 –  approval of a non-binding advisory resolution regarding the compensation of the Company’s Named Executive Officer

For	Percent	Against	Percent	Abstain	Percent	Broker Non-Votes
6,796,726	76.32%	1,512,621	16.99%	596,083	6.69%	16,025,500

A description of the proposals can be found in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 28, 2022.

There were no nominees for election to the Board of Directors due to the number of directors and their staggered terms. All directors continued their terms of office after the Annual Meeting.

There were no other matters voted upon or discussed at the Annual Meeting other than the Proposals noted above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: June 29, 2022	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer)
Principal Financial Officer

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